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                                                                    EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement of Sanctuary Woods Multimedia Corporation and its subsidiaries (the "Company") on Form S-4 (No. 333-19935) of our reports dated October 11, 1996 appearing in the Annual Report on Form 10-K/A-3 of Sanctuary Woods Multimedia Corporation for the year ended December 31, 1995 and in the Report on Form 8-K of the Company dated October 30, 1996.


Deloitte & Touche LLP
San Francisco, California


March 6, 1997